Kouei International

W853 Woods Centre

St. Johns Antigua

Harmonic Energy Inc.

3rd Floor, 207 Regent Street

London

U.K.

W1B 3HH

May 30th 2012

Dear Sirs,

Re: Extension to payment term of License Purchase Agreement of Tyrolysis technology dated 14th March 2012.

We are in receipt of your first installment of $175,000, with regard to the balance installments we will extend the payment due dates as follows:

Second payment of US $175,000 is due on/before June 30th 2013

Third (final) payment of US $175,000 is due on/before September 30th 2013.

Kindly follow these dates for your remittances.

Yours sincerely,

/s/ Kim Heungsoo

Kim Heungsoo

Kouei International Inc